UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005
POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
PolyMedica Corporation, a Massachusetts corporation (the “Company”), entered into an Amendment and Limited Waiver No. 2, effective as of November 30, 2005 (the “Amendment and Limited Waiver No. 2”), with respect to the Credit Agreement, dated as of April 12, 2005, by and between the Company, as Borrower, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent (as amended and supplemented pursuant to the Credit Agreement Supplement and Amendment, dated as of May 24, 2005, the “Credit Agreement”). Pursuant to the Amendment and Limited Waiver No. 2, (a) the parties to the Credit Agreement amended the Credit Agreement to (i) authorize the Company to repurchase up to $100 million of its stock in the aggregate during the time period beginning on November 30, 2005, continuing through the term of the Credit Agreement, and (ii) add two additional permitted Interest Periods (as defined in the Credit Agreement), and (b) the Lenders waived for a limited period the requirement set forth in Sections 6.12 and 6.13 of the Credit Agreement regarding delivery of supporting documentation for the Company’s newly acquired subsidiary National Diabetic Pharmacies, LLC, a Virginia limited liability company. A copy of the Amendment and Limited Waiver No. 2 is attached as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Credit Agreement Amendment and Limited Waiver No. 2 entered into by and between the Company and Bank of America, N.A. and several lenders, effective as of November 30, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: December 5, 2005	By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement Amendment and Limited Waiver No. 2 entered into by and between the Company and Bank of America, N.A. and several lenders, effective as of November 30, 2005.